EXHIBIT 99-5A
                   INVESTMENT ADVISORY AGREEMENT

       AGREEMENT  made this  1st day  of  January, 1987,  between

  ManuLife  Series  Fund,   Inc.,  a  Maryland  corporation  (the

  "Fund"),  and  Manufacturers Adviser  Corporation,  a  Colorado

  corporation (the "Adviser");



                            WITNESSETH:

       WHEREAS, the Fund is  engaged in business as a diversified open-end management  investment company  and  is registered  as such under the  Investment Company Act of 1940 (the  Investment

  Company Act");

       AND  WHEREAS,  the  Fund  is  comprised  of  four  or more separate  portfolios,  each  of which  pursues  its  investment objective through separate investment polices;

       AND   WHEREAS,  the  Adviser  is  engaged  principally  in

  rendering investment advisory services and  is registered as an investment adviser  under the Investment  Advisers Act of  1940

  (the "Investment Advisers Act");

       AND WHEREAS,  the Fund desires to  appoint the  Adviser to provide  investment  advisory,  management, and  administrative

  services  to  the  Fund  in   the  manner  and  on   the  terms

  hereinafter set forth;

       NOW, THEREFORE, in  consideration of the premises  and the mutual covenants herein  contained and other good  and valuable consideration, the parties do hereby agree as follows:

  Section 1.     Appointment of Adviser.

       The Fund  appoints the  Adviser to  act as  the investment
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  adviser  to  and   manager  of  the  Fund  and  to  manage  the

  investment  and  reinvestment of  the  assets  of each  of  its portfolios  and  to  administer  its  affairs  subject  to  the supervision of the  Board of Directors of  the Fund,  effective the date  first mentioned above and  for the period and  on the terms and conditions  set forth in this Agreement.  The Adviser accepts such appointment and agrees to render  the services and

  to assume the  obligations set forth  in this  Agreement.   The

  Adviser will  for all  purposes provided  in this Agreement  be deemed  to  be  an  independent  contractor  and  will have  no authority  to  act for  or represent  the  Fund in  any  way or otherwise  be deemed  an  agent of  the Fund,  unless otherwise

  expressly provided or authorized in  writing by the Fund.   The

  Fund  retains  the ultimate  responsibility  and  authority for direction and control of the  services provided by the  Adviser pursuant to this Agreement.

  Section 2.     Duties of Adviser.

                 (a)  Investment Advisory Services.

       Subject to  the direction  and  approval of  the Board  of

  Directors of the Fund, the Adviser  will manage the investments of the  Fund and  determine the  composition of  the assets  of

  each  of the  Fund's  portfolios.    In  acting  as  investment

  adviser to  the Fund,  the Adviser  must regularly  provide the

  Fund with such  investment research, supervision and  advice as the Fund considers necessary for the proper  supervision of its

  portfolios.     The  Adviser  shall   continuously  furnish  an

  investment program and shall determine  what securities will be
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  purchased, sold or exchanged,  and what  portion of the  assets of each portfolio  will be held  in the  various securities  in

  which  it  may  invest  and in  cash.    These  duties will  be

  performed in  accordance with  all relevant  provisions of  the

  Fund's Articles of  Incorporation and  By-Laws, the  provisions of the  Investment Company Act and  resolutions adopted  by the

  Fund's  Board  of  Directors and  with  the  statements of  the

  investment   objective,  policies  and   restrictions  of  each

  portfolio as set forth in the prospectus of the Fund from  time to time in effect ("Prospectus").

                 (b)  Execution of Transactions.

       The  Adviser will  be  responsible  for the  selection  of

  brokers and dealers  to effect all transactions.   The  Adviser

  will  place all  necessary  orders  with brokers,  dealers,  or

  issuers,   and  will   negotiate   brokerage  commissions,   if

  applicable.   The Adviser is directed  at all times to  seek to

  obtain for the Fund the  most favorable net results  subject to such policies  or practices as  may be determined  by the Board

  of Directors  and set  forth in  the Prospectus.   The  Adviser

  may, however, pay a higher spread  or commission than otherwise would be necessary  for a  particular transaction  in order  to obtain  research services  from  a  broker  or  dealer  if  the

  Adviser  determines that  the higher  spread  or commission  is reasonable  in  relation  to the  value  of  the  brokerage and research services  that the broker  or dealer provides,  viewed in terms  of either the particular transaction or the Adviser's overall  responsibilities with respect  to accounts  managed by
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  the Adviser.  The Fund agrees that the Adviser may use for  the benefit of  the Adviser's other  clients, or make available  to companies affiliated with it for the benefit of their  clients,

  any  such research  services that  it obtains  from  brokers or

  dealers.   Subject to  the requirements  and the  provisions of

  the  Investment Company  Act, the  Securities  Exchange Act  of

  1934, and other applicable  provisions of law, the Adviser  may use a  broker who is  an affiliated person  of the Adviser  (as that term is defined in the Investment Company Act).

                 (c)  Administrative Services.

       The Adviser shall perform certain administrative  services

  in  connection  with  the  management  of  the  Fund  and   its

  portfolios.  The administrative services will include:

            (i) supervising all aspects of the Fund's operation, including co-ordinating matters relating to the custodians of securities owned by the Fund, shareholders' services, accountants, attorneys, and other parties performing services or operational functions for the Fund;
            (ii) providing to the Fund, at the Adviser's expense, executive and other personnel required to manage the affairs of the Fund and to perform all necessary clerical and administrative functions of the Fund (except for functions to be performed by custodians or any other agent retained by the Fund);
            (iii) providing to the Fund, at the Adviser's expense, office space and office facilities necessary for the Fund's operations; and
            (iv) acting as the Fund's transfer agent and dividend disbursing agent.


                 (d)  Records.

       The  Fund shall  own  and  control all  files,  documents,

  correspondence,  papers and  other records  of  every kind  and
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  description  maintained   and  prepared   by  the  Adviser   in

  connection with the services provided by  the Adviser by reason of  this Agreement.  The Adviser  shall not disclose or use any records  prepared by  reason of  this Agreement  in  any manner except as expressly authorized therein or directed by  the Fund and shall keep confidential any  information obtained by reason

  of  this Agreement.   Upon  termination of  this Agreement, the

  Adviser shall promptly return to  the Fund or its  designee all records prepared  and maintained  by the  Adviser by reason  of this Agreement.

  Section 3.     Allocation of Charges and Expenses.

       The  Adviser  shall  pay for  maintaining  its  staff  and

  personnel.    The  Adviser  shall  also  provide,  at  its  own

  expense, the equipment,  office space and facilities, necessary

  to  perform  its   obligations  under  this  Agreement.     The

  investment management fee,  brokerage commissions on  portfolio transactions including  any other direct  costs related to  the acquisition,  disposition, lending  or  borrowing of  portfolio investments),  taxes payable  by  the  Fund, interest  and  any other  costs  related  to  borrowings  by  the  Fund,  and  any extraordinary or non-recurring expenses  (such as legal  claims and liabilities  and litigation  costs and any  indemnification related thereto).
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  Section 4.     Compensation of the Adviser.

       As   compensation   for   the   services  performed,   the

  facilities furnished and expenses assumed  by the Adviser under this Agreement, the  Fund will pay to the Adviser an investment

  services fee.   The fee will be paid each  day on which the net

  asset value  of the Fund  is determined and will  be based upon the value of  the aggregate net  assets of  the portfolios,  as determined  on such  day and  computed  in accordance  with the description of the  method of determination of net  asset value contained in the  Prospectus, at the  annual rate  of 0.50%  of the average  daily value  of the  aggregate net  assets of  the

  portfolios.   The amount of each daily charge for the fee shall

  be divided among  the portfolios in proportion  to their  daily net asset values.

  Section 5.     Limitation of Liability of the Adviser.

       Except  for those  services provided  pursuant to  Section

  2(c) above, the  Adviser will  not be liable  for any error  of judgment or  mistake of law  or for  any loss  suffered by  the

  Fund  in  connection with  the  matters dealt  with  under this

  Agreement.    Nothing  contained in  this  Agreement  shall  be

  construed  to protect  the  Adviser  against any  liability  to which  the  Adviser shall  otherwise  be subject  by  reason of willful  misfeasance, bad  faith, or  gross  negligence in  the performance of  its duties to the  Fund, reckless  disregard of the Adviser's obligations  and duties under this  Agreement, or the violation of any applicable law.

  Section 6.     Availability of Adviser to Others.
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       The Adviser may provide  the same  or similar services  to others,  including any  of  its  affiliates, that  it  provides under this  Agreement  so long  as it  is capable  of doing  so without  adversely affecting  the service  it  provides to  the

  Fund hereunder.   When investment opportunities arise  that may

  be appropriate for  more than one account, fund, or company for which  the Adviser  serves as  investment  manager or  adviser,

  including any  of its affiliates,  the Adviser  will not  favor one over another  and may allocate investments among them in an impartial  manner  believed  to be  equitable  to  each  entity involved,  taking into consideration,  among other things, each such entity's then  current investment objectives and  its cash and investment positions.

  Section 7.     Supplemental Arrangements.

       To better enable it to  fulfill its obligations under  any

  investment  advisory   agreement  between  it  and   the  Fund,

  including  this  Agreement,  the Adviser  has  entered  into  a service agreement  with ManuLife, to  which the Fund  is also a party,  under which  ManuLife  has  agreed to  furnish  certain

  personnel   and  facilities   to   the   Adviser  on   a   cost

  reimbursement basis.

  Section 8.     Conflicts of Interest.

       It  is understood  that  directors, officers,  agents  and stockholders of  the  Fund are  or  may  be interested  in  the

  Adviser  as  directors, officers,  stockholders,  or otherwise,

  that  directors,  officers,  agents  and  stockholders  of  the

  Adviser are  or may  be interested  in the  Fund as  directors,
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  officers, stockholders  or otherwise, that  the Adviser may  be interested in the Fund and  that the existence of any such dual interest  shall  not  affect  the  validity  hereof or  of  any transactions  hereunder  except  as otherwise  provided  in the

  Articles  of  Incorporation  of  the   Fund  and  the  Adviser,

  respectively, or by specific provision of applicable law.

  Section 9.     Regulations.

       The   Adviser  shall   submit   to  all   regulatory   and

  administrative  bodies having  jurisdiction  over the  services provided pursuant  to this  Agreement, present  or future,  any information, reports or  other material which any such  body by reason of this  Agreement may  request or  require pursuant  to applicable laws and regulations.

  Section 10.    Duration and Termination of Agreement.

       This  Agreement shall  become  effective  as of  the  date first above  written and will  continue in effect  for a period more than two  years from  its effective date  only so long  as such continuance  is  specifically approved  at least  annually either by the Board  of Directors of the Fund or by the vote of a majority  of the outstanding  voting securities of the  Fund,

  provided that in  either event  such continuance shall  also be approved  by the  vote of  a majority  of the directors  of the

  Fund  who  are  not  interested  persons  (as  defined  in  the

  Investment Company Act)  of any party to this Agreement cast in person  at a meeting  called for the purpose  of voting on such

  approval.     The   required   shareholder  approval   of   any

  continuance of  the Agreement shall  be effective with  respect
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  to  any portfolio  if  a  majority  of the  outstanding  voting securities of  the class (as  defined in Rule 18f-2(h)  adopted pursuant to the  Investment Company  Act) of  capital stock  of

  that    portfolio    vote   to    approve    its   continuance,

  notwithstanding  that   its  continuance  may   not  have  been

  approved by a  majority of the outstanding voting securities of the Fund.

       If the shareholders  of a class  of capital  stock of  any portfolio fail  to approve  any continuance  of the  Agreement,

  the  Adviser will continue  to act  as investment  adviser with respect to such portfolio pending the  required approval of its continuance, of a  new contract with the Adviser or a different

  adviser  or  other   definitive  action;  provided,   that  the

  compensation  received  by  the  Adviser  in  respect  of  such portfolio during  such period will  be no more  than its actual

  costs  incurred   in   furnishing   investment   advisory   and

  management  services to such portfolio  or the  amount it would

  have  received   under  the  Agreement   in  respect  of   such

  portfolio, which is less.

       This Agreement may be terminated at  any time, without the payment  of any penalty, by the Board  of Directors of the Fund or by  the  vote  of  a  majority  of  the  outstanding  voting securities of  the Fund, with  respect to any  portfolio by the vote of a  majority of the outstanding voting securities of the class of  capital stock of  such portfolio, or  by the Adviser,

  on  sixty  days' written  notice  to  the  other  party.   This

  Agreement  will automatically  terminate in  the  event of  its
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  assignment (as defined in the Investment Company Act).

  Section 11.    Amendments to the Agreements.

       This  Agreement  contains  the  entire  understanding  and agreement of the  parties.  This  Agreement may  be amended  by the parties only if such amendment is specifically  approved by the vote of  a majority of the outstanding voting securities of the  Fund and by the vote of a majority of the directors of the

  Fund who  are  not interested  persons  of  any party  to  this

  Agreement cast  in person at  a meeting called  for the purpose of  voting on such approval.  The required shareholder approval shall be effective  with respect to any portfolio if a majority of the outstanding  voting securities  of the class  of capital

  stock  of  that  portfolio  vote   to  approve  the  amendment,

  notwithstanding that the  amendment may not have  been approved by  a majority  of  the outstanding  voting  securities of  the

  Fund.

  Section 12.    Headings.

       The  headings  in  the  sections  of  this  Agreement  are inserted  for  convenience  of reference  only  and  shall  not constitute a part thereof.

  Section 13.    Severability.

       Should any  portion of  this Agreement for  any reason  be held  to be void  in law or in  equity, the  Agreement shall be construed,  insofar as  is  possible, as  if  such portion  had never been contained therein.

  Section 14.    Governing Law.

       The provisions  of this Agreement  shall be construed  and
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  interpreted  in  accordance  with  the  laws  of  the State  of

  Maryland  and  the  applicable  provisions  of  the  Investment

  Company Act.   To  the extent  that the  laws of  the State  of

  Maryland, or any of  the provisions in this Agreement, conflict with applicable provisions  of the Investment Company  Act, the latter shall control.



            IN WITNESS  WHEREOF, the  parties hereto have  caused

  this  Agreement  to  be  executed  under  seal  by  their  duly authorized officers as of the date first mentioned above.


  ATTEST:                       MANULIFE SERIES FUND, INC.

       /s/                      By:         /s/
                                          President


  ATTEST:                       MANUFACTURERS             ADVISER
  CORPORATION

       /s/                      By:          /s/
                                          President